EXHIBIT 32.1

CERTIFICATION

In connection with Amendment No. 1 to the annual report on Form 10-KSB (the "Report") of SBD International Inc . (the “Company”) for the fiscal year ended December 31, 2006, I, Carl M. Nurse, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The unaudited Report may not fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report may not fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  July 30, 2008
/s/ Carl M. Nurse

Carl M. Nurse
Chief Executive Officer
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.